pwc

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

March 10, 2014

Commissioners:

We have read the statements made by Blount International, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Blount International, Inc. dated March 10, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 805 SW Broadway, Suite 800, Portland, OR 97205-3344
T: (971) 544 4000, F: (971) 544 4100, www.pwc.com/us